EX-32.1 3 exhibit321_ex32z1.htm FORM 32

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the CEO and President (Principal Executive, Financial and Accounting Officer) of Sauer Energy, Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Quarterly Report on Form 10-Q of Sauer Energy, Inc. for the quarter ended February 28, 2014.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Sauer Energy, Inc. as of February 28, 2014.

This Certification is executed as of April 21, 2014.

/s/ Dieter R. Sauer, Jr.

    Dieter R. Sauer, Jr.

    CEO and President